Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)*

In connection with the Quarterly Report of Hartman Commercial Properties REIT, a Texas real estate investment trust (the “Trust”), on Form 10-Q for the quarter ending September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, who are the President and Chief Executive Officer and Chief Financial Officer of the Trust, respectively, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Trust.

  /s/  Allen R. Hartman
Allen R. Hartman, President and Chief Executive Officer

  /s/  Robert W. Engel
Robert W. Engel, Chief Financial Officer

November 15, 2004

*A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.